UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2007

UNION DRILLING, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-51630	16-1537048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4055 International Plaza, Suite 610 Fort Worth, Texas		76109
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (817) 735-8793
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Form 8-K of Union Drilling, Inc. (the ‘‘Company’’) filed on March 9, 2007, on March 7, 2007, Dan E. Steigerwald resigned as Chief Financial Officer of the Company effective April 1, 2007. Since April 1, 2007, Mr. Steigerwald has served as Vice-President of the Company. Effective June 1, 2007, Mr. Steigerwald resigned as Vice-President of the Company, and he no longer serves as an officer or employee of the Company. Mr. Steigerwald’s resignation as Vice-President of the Company is not the result of any disagreement with the operations, policies or practices of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date: June 1, 2007	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer